Exhibit 99.1

OCZ Technology Issues Update for Investors

SAN JOSE, CA – April 17, 2013 – OCZ Technology Group, Inc. (NASDAQ: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, provides business update for the fourth quarter of 2013.

The Company is disclosing certain preliminary information about its fourth quarter of fiscal 2013 that ended on February 28, 2013, subject to certain closing procedures and further review by the Company and its auditors. As previously reported the Company estimated that revenue in each of the unreported quarters ending August 31, 2012 and November 30, 2012 is in the range of $65 million to $85 million. This range takes into effect the impact of the reclassification of certain customer costs from operating expenses to revenue, the significant reduction in channel inventory, the timing of revenue recognition and reserves for product returns. The preliminary revenue range for the unreported fourth quarter of fiscal 2013 is estimated to be between $65 million and $70 million. The Company also expects positive gross margins for the fourth quarter. This is an indication that the operating adjustments regarding restructuring and the restatement are behind the Company. Gross margins will continue to improve in the coming quarters due to the streamlining of products and focus on enterprise business. Operating expenses are estimated to be between $23 million and $26 million for the fourth quarter and include non-recurring restatement related charges of approximately $4 million which includes the completion of the internal investigation and other legal matters. The company’s inventory levels also continued to improve as inventory on hand at the end of the fourth quarter was less than $50 million and channel inventory was at a 2-year low of less than $20 million.

Unshipped backlog for the fourth quarter was approximately $18 million, as NAND flash supply constrained revenue in the quarter and suppliers are allocating certain NAND flash products. NAND supply is expected to affect our first quarter of fiscal 2014 as well. The Company’s strategy to diversify NAND vendors has helped during this timeframe and is planning for and expects the supply of flash to continue to be tight throughout calendar 2013.

Revenue generated from Enterprise solutions are expected to increase sequentially for the first quarter of fiscal 2014, ending on May 31, 2013, which will also contribute to the improvement of our gross margins as many previously engaged customers are now taking product.

On April 11th, the Company received a notification letter from NASDAQ regarding continued non-compliance with NASDAQ Listing Rules and that the Company’s securities were subject to delisting. The Company will request a hearing before the NASDAQ Listing Qualifications Panel. In accordance with the NASDAQ Listing Rules, in connection with the hearing request, the Company will formally request a stay of any delisting action pending the conclusion of the hearing process to extend the delisting deadline.

The restatement effort is continuing and the Company has made substantial progress towards meeting its objective in getting current with its filings. Although it is difficult to predict when the Company will become current with its SEC filings, the Company and auditors have added additional resources that should improve the ability to bring the restatement to closure as rapidly as possible.

“While we know our shareholders are disappointed in our inability to becoming current on our financials by the April 8th NASDAQ deadline,” stated Ralph Schmitt, CEO of OCZ Technology, “the OCZ team and our auditors are working diligently in bringing this to closure as our review procedures for the accounting of the restatement is taking longer than we had anticipated in an effort to ensure that it is accounted for appropriately. The restatement progress does not change the fact that our business continues to operate effectively and we continue to improve our operational situation.”

Schmitt continued, “In the quarter we lowered our borrowing levels and paid off our credit facility with Wells Fargo. We then engaged in a loan with Hercules Growth Capital that gave us more capital to continue to improve the business. We also were able to reduce our operating expenses even further in order to lower our breakeven point. We have drawn $10M against our $30M credit facility, have approximately $10M of cash on hand and are current with our key vendors. All of which are improvements in these metrics on a quarter to quarter basis.”

The Company has recently appointed a new CFO, Rafael Torres, and an enterprise solid state storage experienced VP of Sales, Wayne Eisenberg, and continues to hire key enterprise talent, primarily in engineering and sales. The Company has also made progress in the recent quarter by introducing a new application-specific strategy in the enterprise by going to beta on its ZD-XL PCIe solid-state solution designed specifically for SQL acceleration. This product represents the culmination of hardware and software coming together as one tightly integrated and optimized solution. Included in this total solution are implementation wizards that make installation quick and simple for data center customers.

The Company also launched its first drives using leading-edge 20 nanometer (nm) flash and expects the majority of product lines to transition to this technology node by the end of its second fiscal quarter. The Company will also move the majority of its consumer drives to in-house controller technology in this same timeframe. Utilizing the Company’s proprietary Barefoot 3 controller, the Vector Series of SATA solid state drives continue to ramp in volume in the high-end client market and is recognized by leading independent trade publications as a performance leader in both sequential transfers and sustained performance, most recently winning Editor’s Choice Awards from PC Gamer and Maximum PC magazines. Moving forward the Company will continue to leverage next generation versions of the Barefoot 3 controller with the latest generation flash devices to offer customers the best balance of performance, reliability and value.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ) is a global leader in the design, manufacturing, and distribution of high-performance solid-state storage solutions and premium computer components. Offering a complete spectrum of solid-state drives (SSDs), OCZ provides SSDs in a variety of form factors and interfaces (i.e. PCIe, SAS and SATA) to address a wide range of client and enterprise applications. Having developed firmware and controller platforms, to virtualization and endurance extending technologies, the company delivers vertically integrated solutions enabling transformational approaches to how digital data is captured, stored, accessed, analyzed and leveraged by customers. For more information, please visit: www.ocz.com.

Forward Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as “will,” “would,” “expect,” “anticipate,” “should” or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, the risk that the process of preparing and auditing the financial statements or other subsequent events would require OCZ to make additional adjustments; the time and effort required to complete the restatement of the financial reports; the ramifications of OCZ’s potential inability to timely file required reports; including potential delisting of OCZ’s common stock on NASDAQ; the risk of litigation or governmental investigations or proceedings relating to such matters; market acceptance of OCZ’s products and OCZ’s ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ’s ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; OCZ’s ability to obtain sufficient NAND flash; and OCZ’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in “Item 1A — Risk Factors” in Part I in OCZ’s Annual Report on Form 10-K filed with the SEC on May 14, 2012, and statements made in other subsequent filings. The filing is available both at www.sec.gov as well as via OCZ’s website at www.ocz.com. OCZ does not undertake to update its forward-looking statements.

Investor Contact:

Bonnie Mott

Senior Manager of Investor Relations

408-440-3428

bmott@ocztechnology.com

Press Contact:

Scott Harlin

Director of Marketing Communications - Enterprise

(408) 733-8400

sharlin@ocztechnology.com